                                                                    EXHIBIT 10.4

                        NETWORK IMPLEMENTATION AGREEMENT


THIS NETWORK IMPLEMENTATION AGREEMENT (this "Agreement"), effective as of April 23, 1998 (the "Effective Date"), is entered into by and between Ericsson Inc., a Delaware corporation ("Ericsson"), and Splitrock Services, Inc., a Texas corporation ("Splitrock").

WHEREAS, Splitrock desires to obtain from Ericsson, and Ericsson is willing to provide to Splitrock, the products and services relating to Splitrock's national network deployment of 99 ISP Points of Presence, in accordance with and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, Ericsson and Splitrock hereby agree as follows:

 1. Agreement. During the term of this Agreement, Splitrock will purchase from Ericsson, and Ericsson will provide to Splitrock, the products and services as set forth in the statement of work attached hereto as Exhibit A (the "Statement of Work") and such additional products and services as Splitrock may reasonably request and as the parties may mutually agree in writing from time to time, all in accordance with and subject to the terms and conditions of this Agreement.

 2. Term. The term of this Agreement will commence on the Effective Date and will continue unless earlier terminated in accordance with the provisions hereof.

 3. Prices and Fees. With respect to the products and services to be provided by Ericsson to Splitrock as set forth in the Statement of Work, Splitrock will pay to Ericsson the prices and fees set forth in the Statement of Work.

 4. Out-of-pocket Expense. Except as otherwise expressly provided herein, Splitrock will pay or reimburse Ericsson for any reasonable out-of-pocket expenses reasonably incurred by Ericsson, with Splitrock's prior written approval, in connection with the performance of this Agreement.

 5. Taxes. Splitrock will be responsible for, and will pay or reimburse Ericsson for, any sales, use excise or other taxes, however designated or levied (excluding any taxes paid by Ericsson based on its profits), based upon this Agreement, any amounts payable to Ericsson hereunder, or any services, systems, materials or goods provided to Splitrock hereunder or their use.

 6. Invoicing and Payment. From time to time as contemplated hereby, Ericsson will submit to Splitrock an invoice for the amounts then due and payable to Ericsson hereunder. Each such invoice will be due and payable to Ericsson within thirty days from the date of the invoice. Any sum due to Ericsson hereunder that is not paid when due will bear interest thereafter until paid at a rate equal to the lesser of 1.5% per month or the maximum rate allowed by applicable law.

 7. Delivery. Unless otherwise mutually agreed in writing by the parties, the products provided by Ericsson to Splitrock hereunder will be shipped by Ericsson to the applicable designated sites. Risk of loss of such products will pass to Splitrock upon Ericsson's placement of the shelter in which such products are housed on the ground at the designated site. Title to such products will pass to Splitrock when such products have been paid for in full by Splitrock to Ericsson.


 8. Warranty. Ericsson warrants and agrees that it will perform the services hereunder in a good and workmanlike manner. The foregoing warranty is for a warranty period of six (6) months following the date of acceptance. In addition, Ericsson warrants that:

       (a) Ericsson has all right, title and ownership interests and/or licenses necessary to perform its obligations under this Agreement, and the products sold by Ericsson hereunder will be free and clear of any and all liens, encumbrances or security interests of any third party.

       (b) Ericsson will assign any and all warranties with respect to each product sold by Ericsson to Splitrock hereunder if and to the extent allowed by the supplier of such product.

       EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THERE ARE NO, AND ERICSSON HEREBY DISCLAIMS ALL, OTHER WARRANTIES, WHETHER IMPLIED, EXPRESS OR STATUTORY, WITH RESPECT TO THE PRODUCTS AND SERVICES PROVIDED TO SPLITROCK HEREUNDER, INCLUDING WITHOUT LIMITATION WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE.

 9. Rights in Software. With respect to all and all software components of the products provided by Ericsson hereunder and related documentation (collectively, the "Software"), Ericsson hereby grants to Splitrock, and Splitrock hereby accepts from Ericsson, a perpetual, non-exclusive and non-transferable license to use and possess the Software in strict accordance with the following use provisions:

       (a) Splitrock will use the Software solely as an integral part of the products in which the Software is originally installed or embedded and for the operation of such products.

       (b) Splitrock may make only one copy of the Software for backup or archival purpose; provided that any such copy will contain all proprietary notices, including the copyright notices of Ericsson or its licensor, which appear on or are encoded within the Software.

       (c) The Software (including any and all copies thereof) shall remain the exclusive property of Ericsson or its licensor.

       (d) Splitrock may not merge the Software with other software to form a derivative work or otherwise modify or alter the Software in any manner.

       (e) Splitrock may not reverse engineer, decompile or otherwise derive the source code from the Software.

10. Confidentiality. Each party agrees that all confidential documents, work product and information (including all computer code and related materials) received or otherwise obtained from the other party pursuant to this Agreement, whether before or after the Effective Date, will be, and will be deemed to have been, received in confidence and will be used only for the purpose of carrying out the obligations of, or as otherwise contemplated by, this Agreement. Without the other party's prior written consent, neither party may disclose any such information to any third party, and each party will disclose such information only to such of its officers, employees and agents that have a need to know such information for the purposes contemplated hereby. However, the provisions of this
       Section 10 will not apply to any such information that (i) is or becomes generally available to the public without the fault or negligence of either party, (ii) is already in the possession of the receiving party without being subject to another confidentiality obligation, (iii) is or becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party; provided that such source is not bound by a confidentiality obligation of the disclosing party, (iv) is required to be disclosed pursuant to an arbitration proceeding conducted in accordance with this Agreement, or (v) is required to be disclosed pursuant to a requirement of any governmental authority or any statute, rule or regulation; provided that the party required to disclose such information of the other party provide to the other party notice of such requirement of any such disclosure and cooperates with the other party to prevent or restrict any such disclosure to the extent allowed by applicable law.

 11. Infringement Indemnification, Ericsson will, at its expense, indemnify, defend and hold Splitrock harmless from and against any claim or action asserted or brought against Splitrock alleging that the products provided by Ericsson hereunder directly infringes any United States patent, copyright, trademark or trade secret of any third party; provided that Splitrock (i) promptly notifies Ericsson of any such claim or action,
       (ii) provides to Ericsson all reasonably necessary assistance in defending any such claim or action, (iii) permits Ericsson to direct the defense or any such claim or action, including all settlement discussions or decisions.

       In the event the use of the Products by Splitrock as contemplated hereby is enjoined, or in the event that Ericsson desires to minimize its potential liability hereunder, Ericsson may fulfill its obligations hereunder by (i) substituting non-infringing equivalent products, (ii) modifying the infringing products or portion thereof, so that such products no longer infringe but remain functionally equivalent, (iii) obtain for Splitrock, at Ericsson's expense, the right to continue the use of such Products, or
       (iv) if none of the preceding is commercially feasible, refund to Splitrock the purchase price for the infringing products, less the accumulated depreciation or amortization of such products as reflected in Splitrock's books. This Section 11 states Ericsson's entire liability for infringement of patent, copyright, trademark or trade secret.

       Ericsson's indemnification obligations set forth in this Section 11 will not apply to any infringement arising from (i) modification of the products by anyone other than Ericsson, (ii) any combination of the products with products or services provided by Splitrock or any third party, or (iii) any products developed by Ericsson for Splitrock in strict compliance with Splitrock's written instructions. Splitrock agrees to indemnify, defend and hold Ericsson harmless from and against any and all claims or actions asserted or brought against Ericsson based upon any of the foregoing infringement circumstances caused by Splitrock.

 12. Mutual Indemnity. Each party will indemnify, defend and hold the other party harmless from any and all actions or claims to the extent such actions or claims arise out of or result from any negligent act or omission or willful misconduct of the indemnifying party or its employees, agents or contractors.

 13. Termination for Cause. In the event that either party materially or repeatedly defaults in the performance of any of its duties or obligations hereunder (except for a default in payments to Ericsson) and does not substantially cure such default within thirty (30) days after being given written notice specifying such default, then the party not in default may, by giving written notice thereof to the defaulting party at any time thereafter and before such default is substantially cured, terminate this Agreement as of the date specified in the notice of termination. In addition to other available remedies, in the event that Splitrock defaults in the performance of any of its duties or obligations hereunder (including without limitation default in payments to Ericsson), Ericsson may suspend the performance of any of its duties or obligations hereunder until such default is cured by Splitrock to Ericsson's reasonable satisfaction, and Splitrock will pay to Ericsson an addition amount equal to the charges, costs and expenses reasonably incurred by Ericsson as a result of any such default by Splitrock.

 14. Termination for Non-Payment. In the event that Splitrock defaults in the payment when due of any amount due to Ericsson hereunder and does not cure such default within ten (10) days after being given written notice specifying such default, then Ericsson may, by giving written notice thereof to Splitrock at any time thereafter and before such default is cured, terminate this Agreement as of the date specified in the notice of termination.

 15. Limitation of Liability. In no event shall either party be liable for any special, incidental, indirect or consequential damages in connection with this Agreement, whether based on action or claim in contract, equity, negligence, intended conduct, tort or otherwise, even if such damages are foreseeable.

 16. Dispute Resolution. The parties agree to resolve any dispute relating to this Agreement as set forth below:

       (a) Negotiation. In the event of any dispute between the parties of any kind or nature arising out of or relating to this Agreement, upon the written request of either party, each party will appoint a designated representative whose task will be to meet with the other party's designated representative to resolve such dispute. Such representatives will discuss the dispute and negotiate in good faith to resolve the dispute or renegotiate the applicable section or provision without the necessity of any formal proceeding relating thereto.

       (b) Arbitration. If one of the designated representatives concludes in good faith that amicable resolution through such continued negotiation of the matter in issue is not likely to occur, then, upon the request of either party, the dispute will be submitted to arbitration in accordance with the Commercial Arbitration Rules of the America Arbitration Association then in effect (the "Rules") or such other procedures as may be agreed upon by the parties. Three independent arbitrators will be selected in accordance with the Rules and the arbitrators will allow such discovery as is appropriate, consistent with the purposes of arbitration in accomplishing fair, speedy and cost effective resolution of disputes. Unless otherwise mutually agreed in writing by the parties, the arbitration proceedings will be conducted in the City of Dallas, Texas. The arbitrators will reference the rules of evidence of the Federal Rules of Civil Procedure then in effect in setting the scope of discovery. Judgment on the award rendered by the arbitrators may be entered in any court of competent jurisdiction; provided that any such award rendered by the arbitrators shall be strictly in conformance to and in accordance with the terms and conditions of this Agreement.

       (c) Exclusive Remedy. Other than those matters involving injunctive relief as a remedy or any action necessary to enforce the award of the arbitrators, the parties agree that the provisions of this Section are a complete defense to any suit, action or other proceeding instituted in any court or before any administrative tribunal with respect to any dispute, controversy or claim arising under or in connection with this Agreement. Nothing in this Section prevents the parties from exercising their rights to terminate this Agreement in accordance with this Agreement.

 17. Legal Compliance. This Agreement and each party's obligations hereunder will be subject to, and each party will comply with, all applicable laws, rules, regulations, ordinances, codes, orders and judgments.


 18. Assignment. This Agreement will be binding on the parties and their respective successors and assigns, but neither party may assign this Agreement without the other party's prior written consent.


 19. Notices. Wherever under this Agreement one party is required or permitted to give notice to the other party, such notice will be deemed given when delivered in hand to an appropriate representative of the other party or three days after being mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

       If to Ericsson:                         If to Splitrock:

       Ericsson Inc.                           Splitrock Services, Inc.
       730 International Parkway               2170 Buckthorne Place, Suite 350
       Richardson, Texas 75083-3875            The Woodlands, Texas 77380
       Attention: Vice President-Bus. Dev.     Attention: Bill Wilson, President
       Fax No.: (972) 583-1864                 Fax No.: (281) 364-6668

       With a copy to:                         With a copy to:

       Ericsson Inc.                           Splitrock Services, Inc.
       1010 East Arapaho Road                  2170 Buckthorne Place, Suite 350
       Richardson, Texas 75081                 The Woodlands, Texas 77380
       Attention: General Counsel              Attention: General Counsel
       Fax No.: (972) 583-7864                 Fax No.: (281) 364-6668


       Any writing which may be mailed pursuant to the foregoing may also be delivered by express mail, telegraph, telex or facsimile and will be effective when received by the addressee. Either party may from time to time change its address for notification purposes by giving the other party prior written notice of the new address and the date upon which it will become effective.


 20. Relationship of Parties. Ericsson, in providing products and services to Splitrock hereunder, is acting only as an independent contractor and does not undertake by this Agreement or otherwise to perform an obligation of Splitrock, whether regulatory or contractual, or to assume any responsibility for Splitrock's business or operations. Ericsson has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be perform, all work to be performed by Ericsson hereunder unless otherwise provided herein.


 21. Restriction on Hiring. Each party agrees that, during the term of this Agreement and for two years thereafter, it will not, except with the other party's prior written consent, solicit for its employment, employ, engage as an independent contractor, otherwise obtain the services of any person employed then or within the preceding twelve months by the other party if that person was involved in the performance of this Agreement.


 22. Force Majeure. Each party will be excused from performance hereunder for any period and to the extent that it is prevented from such performance, in whole or in part, as a result of delays caused by the other party or an act of God, natural disaster, war, civil disturbance, court order, labor dispute, third party non-performance, or other cause beyond its reasonable control and which it could not have prevented by reasonable precautions, including failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications equipment, and such non-performance will not be a default hereunder or a ground for termination hereof.


 23. Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement of any arbitration award, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.


 24. Third Party Beneficiaries. This Agreement is for the benefit of the parties hereto and is not intended to confer any rights or benefits on any third party, including any employees, creditor or affiliate of either party.


 25. Severability. If any provision of this Agreement is illegal, unenforceable or void, then both parties will be relieved of all obligations arising under that provision, but only to the extent the provision is illegal, unenforceable or void. If the illegal, unenforceable or void provision does not relate to the payments to be made to Ericsson hereunder and if the remainder of this Agreement is capable of substantial performance, then each provision not so affected will be enforced to the extent permitted by law.


 26. Waiver. No delay or omission by either party to exercise any right or power hereunder will impair that right or power or be construed to be a waiver thereof. A waiver by either party of any of the covenants to be performed by the other party or any breach thereof will not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.


 27. Press Releases. All media releases, public announcements and public disclosures by either party relating to this Agreement or its subject matter, including promotional or marketing materials, will be coordinated with and approved in writing by the other party prior to release. This restriction does not apply to (i) any announcement intended solely for internal distribution by the disclosing party, or (ii) any announcement required by legal, accounting or regulatory requirements beyond the reasonable control of the disclosing party.

 28. Counterparts. This Agreement may be executed in several counterparts, all of which taken together will constitute one single agreement between the parties.


 29. Amendments. No amendment, change, waiver or discharge hereof will be valid unless in writing and signed by an authorized representative of each party.


 30. Governing Law. This Agreement will be governed by and construed in accordance with the laws, other than the choice of law rules, of the State of Texas.


 31. Entire Agreement. This Agreement, including each schedule and exhibit referred to herein and attached hereto, each of which is incorporated herein for all purposes, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous representations, understandings or agreements relating to the subject matter hereof.


IN WITNESS WHEREOR, Ericsson and Splitrock have each caused this Agreement to be signed and delivered by its duly authorized representative, as of the Effective Date.


 ERICSSON INC.                           SPLITROCK SERVICES, INC.

 By: /s/ GARY PINKHAM                    By: /s/ WILLIAM WILSON
    ----------------------------            ------------------------------

 Printed Name: Gary Pinkham              Printed Name: William Wilson
              ------------------                      --------------------

 Title: Vice President                   Title: President
       -------------------------               ---------------------------